UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
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Marathon Petroleum Corporation

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April 4, 2018
Dear Fellow Marathon Petroleum Corporation Shareholders:
The Marathon Petroleum Corporation (“MPC”) 2018 Annual Meeting of Shareholders will be held on April 25, 2018. In advance of the meeting, I write to urge your support for the recommendation of our Board of Directors to oppose Proposal 7, a shareholder proposal seeking to lower (from 25 percent down to just 10 percent of shares outstanding) the ownership threshold required for MPC shareholders to call a special meeting.
The MPC Board believes the 25 percent ownership threshold strikes the appropriate balance between allowing shareholders to vote on important matters that may arise between annual meetings and protecting against the risk that a single shareholder or a very small group of shareholders could call a special meeting that serves only a narrow agenda not favored by a majority, or even a meaningful number of shareholders.
Our Board believes that a special meeting should only be held in circumstances when a pressing matter must be addressed expeditiously and/or a substantial percentage of shareholders support it. Convening a special meeting of MPC shareholders requires considerable effort and is a costly endeavor. The 25 percent ownership threshold adopted by MPC is a common threshold among large public companies offering this important right and protects shareholder rights without the expense and risks associated with a lower threshold. Should the ownership level be lowered to 10 percent, MPC could be compelled to spend time and resources on a special meeting not supported by those holding up to 90 percent of our outstanding shares.
The Board believes this proposal should be evaluated in the context of MPC’s overall corporate governance, including several enhancements adopted in the last few years. In addition to our shareholders having the right to call a special meeting, our Board is accountable to shareholders through a variety of policies and strong corporate governance practices. For example:

•	Shareholders owning just 3 percent of MPC’s shares outstanding may use proxy access to nominate directors, subject to satisfying certain procedural and eligibility requirements;

•	Our Board has appointed an independent lead director;

•	MPC has adopted a majority voting standard in uncontested director elections; and

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Our Board has amended our Corporate Governance Principles to expressly affirm its commitment to actively seek women candidates and candidates of diverse ethnic and racial backgrounds in its director recruitment efforts.

Our Board of Directors is committed to strong corporate governance and takes its commitment to all shareholders seriously. In light of the current shareholder right to call a special meeting provided under our Bylaws and the strength of our existing corporate governance policies, I ask for your support in opposing Proposal 7 in the MPC Proxy Statement.
Thank you for your interest and investment in Marathon Petroleum Corporation.
Sincerely,

/s/ Gary R. Heminger
Gary R. Heminger
Chairman and Chief Executive Officer